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                                                                    EXHIBIT 4.12

                   SECOND AMENDMENT TO FOREBEARANCE AGREEMENT


         This Second Amendment to Forebearance Agreement (the "Second Amendment"), dated as of July 14, 2003, is made by and between Donlar Corporation, an Illinois corporation (the "Borrower") and the Tennessee Farmers Life Insurance Company (the "Lender"). Capitalized terms used herein, but not otherwise defined herein, shall have the same meaning assigned thereto in the Forebearance Agreement, the Amendment To Forebearance Agreement or the Term Loan Agreement.

                                 R E C I T A L S

         A. The Borrower and the Lender are parties to (i) that certain Bridge and Consolidated Term Loan Agreement dated March 18, 2002 as amended by that First Amendment to Bridge and Consolidated Term Loan Agreement dated May 31, 2002 (the "Term Loan Agreement"); (ii) that certain Forebearance Agreement dated as of March 18, 2003 (the "Forebearance Agreement"); and (iii) that certain Amendment To Forebearance Agreement dated as of May 2, 2003 (the "Amendment").

         B. Events of Default, as detailed in Recitals C and D of the Forebearance Agreement, presently exist and the Borrower already has acknowledged in that certain Forebearance Agreement and hereby reaffirms that the Lender is presently entitled to accelerate and cross-accelerate and declare the obligations under any or all of the Term Loans to be immediately due and payable, demand payment thereof, and begin exercising collection remedies in connection therewith;

         C. The Borrower requested a forebearance to and through July 14, 2003 in the Lender's exercise of its rights and remedies under the Term Loan Agreement, and related documents (collectively, the "Loan Documents") and/or applicable law in connection with such existing Events of Default in order to provide the Borrower with an opportunity to arrange for a resolution of the Obligations through the sale of the Borrower (an "Acceptable Strategic Transaction");

         D. The Lender was willing to forebear until July 14, 2003 from exercising, as a result of the Events of Default, any of the rights, powers and remedies of the Lender against the Borrower or its property, including without limitation, foreclosure on any of the Lender's collateral (the "Forebearance"), but only pursuant to and upon the terms and conditions of the Forebearance Agreement (as amended), including, without limitation, that the Forebearance may and/or shall be terminated under certain circumstances as set forth in SECTION 8 of the Forebearance Agreement and the acknowledgment by the Borrower that interest has accrued on the principal amount of the Term Loans on and after March 18, 2003 to the date of the Forebearance Agreement at the non-default rate, and shall continue to accrue thereon at such rates after the date of the Forebearance Agreement, after the date of the Amendment, and after the date of this Second Amendment;
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         E. The Borrower has requested a continuation of the stated termination date of the Forebearance. The Lender is willing to agree to an extension of the stated termination date of the Forebearance (i.e., to and through August 28, 2003), but only pursuant to and upon the existing terms and conditions of the Forebearance Agreement (as amended). Consistent with the foregoing, and without limiting the generality of the preservation of rights set forth in SECTION 10 of the Forebearance Agreement, nothing contained in the Forebearance Agreement (as amended) is intended or shall be deemed to constitute an acknowledgment, representation, warranty, covenant, or other agreement on the part of the Lender that it has agreed or that it will agree either (i) to enter into any restructuring of the obligations owing under the Term Loan Agreement or related documents on any terms and conditions or (ii) to any forebearance beyond August 28, 2003;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and promises herein contained, the parties hereto agree as follows:

         1. Adoption and Incorporation of Recitals. The above recitals are confirmed and adopted by the parties hereto as if set forth herein.

         2. Amendment to Forebearance Agreement. The Forebearance Agreement hereby shall be amended by deleting from Recital F thereof the stated Forebearance termination date of "July 14, 2003" and substituting "August 28, 2003" in lieu thereof.

         3. Effectiveness Conditions. In order for this Second Amendment to be effective this Second Amendment must be completed, executed, and delivered by the Borrower to the Lender on or before July 23, 2003.

         4. Preservation and No Waiver of Rights/Ratification of Loan Documents and Forebearance Agreement. This Second Amendment shall not be deemed a waiver, amendment, extension or modification by the Lender of any term or provision of, or default under, any Loan Document, any promissory note, or any collateral documents; and except as otherwise expressly provided for in the Forebearance Agreement (as amended), the Lender hereby fully preserves all its rights, powers and remedies against the Borrower and/or any other person or entity. In addition, nothing contained herein shall be deemed to be a waiver or abandonment of any Event of Default or Forebearance Termination Event (whether presently or subsequently existing), any rights or remedies available to the Lender under the Loan Documents, any promissory note, any collateral documents, applicable law or otherwise, each of which rights, powers or remedies is hereby specifically and expressly reserved, including without limitation, the right to seek judgment against the Borrower and/or any other person or entity, to foreclose its interest in any collateral held by the Lender or in which the Lender has a security interest or other lien, or to take any other action permitted under the Loan Documents and/or applicable law. Each of the Loan Documents is hereby ratified and confirmed in all respects. The Forebearance Agreement and Amendment as hereby amended are hereby ratified and confirmed in all respects.

         5. Representations. The Borrower hereby represents and warrants to the Lender that the execution and delivery of this Second Amendment and the performance by it of its
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obligations under the Forebearance Agreement (as amended) are within its corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of law or of its articles of incorporation or its by-laws and that the Forebearance Agreement (as amended) constitutes its legal, valid, and binding obligations and is enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or as such enforcement may be limited in equity.

         6. Reliance by the Lender. The parties hereto understand and acknowledge that the Second Amendment has been executed for the purposes of inducing the Lender to agree to extend the stated termination date of the Forebearance. Each of the parties hereto further understands and acknowledges that the Lender is relying on, and would not have entered into this Second Amendment (and would not have extended the stated termination date of the Forebearance) had it not been for the agreements, representations and warranties of the Borrower set forth herein.

         7. Successors and Assigns. Subject to any assignment or other transfer restrictions set forth in the Loan Documents and herein, the Forebearance Agreement (as amended) shall be binding upon the parties hereto and their respective successors and assigns.

         8. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9. Governing Law. This Second Amendment will be governed by the internal laws of the State of Tennessee, without giving effect to any of the State's conflicts-of-law provisions.

         10. Notice. Any notice provided for hereunder shall be in writing, personally delivered, if such notice is to the Borrower to the address shown below its or his signature hereto, and, if such notice is to the Lender, to the Lender's attorney as follows: Mr. Thomas S. Kiriakos, 190 South LaSalle Street, Chicago, IL 60603, and in each instance may be given by facsimile transmission.

         11. Entire Agreement. This Second Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be altered, amended or otherwise modified except by a written instrument signed by the party sought to be thereby bound.

         12. Headings. The headings and captions used herein are provided for convenience of reference only and shall not be employed in the construction of this letter agreement.

         13. No Third Party Beneficiaries. The Forebearance Agreement (as amended) is solely for the benefit of the parties hereto, and, no provision of the Forebearance Agreement (as amended) shall be deemed to confer upon any third parties (including, without limitation, any
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other creditors or parties in interest (including equity holders) of the
Borrower) any claim, remedy, liability, reimbursement, cause of action or other right.

         14. JURY TRIAL. THE PARTIES HERETO EACH HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE FOREBEARANCE AGREEMENT (AS AMENDED FROM TIME TO TIME, INCLUDING, WITHOUT LIMITATION, AS AMENDED HEREBY), OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY LENDERING RELATIONSHIP EXISTING IN CONNECTION WITH THE LOAN DOCUMENTS, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO THIS SECOND AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto execute and deliver this Second Amendment on the date first above written.


                                 DONLAR CORPORATION

                                 By:   /s/ Larry P. Koskan
                                       -----------------------------------
                                 Its:  President
                                       -----------------------------------
                                 Address:  6502 South Archer Road
                                           Bedford Park, Illinois  60501
                                           Attn:  Larry Koskan
                                           Fax:    (708) 563-9212

                                 THE TENNESSEE FARMERS LIFE
                                 INSURANCE COMPANY

                                 By:  /s/ Edward K. Lancaster
                                      ---------------------------
                                 Its: Secretary
                                      ----------------------------------
                                 Address:  P.O. Box 998
                                           Columbia, Tennessee 38402
                                           Attn:  Edward K. Lancaster
                                           Fax: (931) 840-8640